As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVITA MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-1021707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicole Kelsey

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher H. Cunningham

Coleman Wombwell

K&L Gates LLP

300 South Tryon Street

Suite 1000

Charlotte, NC 28202

(704) 331-7400

From time to time after the effective date of this Registration Statement, as determined by the registrant.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 31, 2026

PROSPECTUS

AVITA MEDICAL, INC.

$200,000,000

of

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. We refer to the common stock, preferred stock, and warrants and any related units collectively as the “securities.” The aggregate initial offering price of all securities sold by AVITA Medical, Inc. pursuant to this prospectus and any prospectus supplement will not exceed $200,000,000. The specific terms of any securities we offer will be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated, or deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you make your investment decision. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement.

Our common stock trades on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “RCEL.” As of close of the Nasdaq on March 30, 2026, the sale price for our common stock was $3.63 per share.

See “Risk Factors” beginning on page 2 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is , 2026.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “AVITA Medical” and to the “Company,” “we,” “us” or “our” are to AVITA Medical, Inc. and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time the securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

We have not authorized anyone to provide you with different information than that contained or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give expectations or forecasts of future events. Forward-looking statements can sometimes, but not always, be identified by words such as “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “look forward,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions to future periods. Forward-looking statements are not based on historical facts but rather represent current expectations and assumptions. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results stated as expected. Although it is not possible to identify all of these factors, such risks and uncertainties include the risk factors and the timing of any of those risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 12, 2026. These documents are available through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

THE COMPANY

AVITA Medical, Inc. and its subsidiaries (collectively, “AVITA Medical,” “we,” “our,” “us,” or the “Company”), is a leading therapeutic acute wound care company delivering transformative solutions designed to optimize wound healing, accelerate patient recovery, and improve clinical and economic outcomes across the continuum of acute wound management. Our technologies address critical healing needs arising from burns, traumatic injuries, and surgical repairs through a portfolio of proprietary and complementary products that support wound bed preparation, definitive closure, and recovery.

Our current commercial portfolio includes RECELL® (“RECELL”), and two complementary wound care products, PermeaDerm® and Cohealyx™, which together support a comprehensive standard of care for acute wounds.

At the forefront of our portfolio is RECELL, approved by the United States Food & Drug Administration (the “FDA”) for the treatment of thermal burn wounds and full-thickness skin defects.

In 2024 and 2025, we expanded our product offerings to address additional acute wound care needs. In January 2024, we entered into an exclusive multi-year distribution agreement with Stedical Scientific, Inc. (“Stedical”) to market, sell, and distribute PermeaDerm, a biosynthetic wound matrix in the United States (“U.S.”). In March 2025, we entered into a multi-year agreement to also manufacture PermeaDerm. In July 2024, we entered into an exclusive multi-year development and distribution agreement with Collagen Matrix, LLC d/b/a as Regenity Biosciences (“Regenity”), granting us exclusive rights to market, sell, and distribute Cohealyx, an AVITA-medical branded collagen-based dermal matrix, in the U.S., with potential expansion into the European Union (“E.U.”), Australia, and Japan. Cohealyx was commercially launched in the U.S. in April 2025. For more information, see the information under the heading “Business” incorporated herein by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC on February 12, 2026.

Our principal executive office is located at 28159 Avenue Stanford, Suite 220, Valencia, CA 91355, and our telephone number is (661) 367-9170. Our website address is www.avitamedical.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference in this prospectus.

RISK FACTORS

Investing in the securities involves a high degree of risk. You should carefully consider the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year as filed with the SEC on February 12, 2026 (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. These disclosures reflect the Company’s beliefs and opinions as to factors that could materially and adversely affect the Company and its securities in the future. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future.

The prospectus supplement applicable to each type or series of the securities may contain a discussion of risks applicable to such securities. Prior to making a decision about investing in the securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement, or appearing or incorporated by reference therein. These risks could materially affect our business, results of operations, or financial condition and cause the value of the securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things capital expenditures, working capital, and any other purpose we describe in the applicable prospectus supplement.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements, as well as the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law (the “DGCL”), and our amended certificate of incorporation (the “Certificate”) together with our amended and restated bylaws (the “Bylaws”). The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our Certificate and our Bylaws for more complete information. In addition, you should be aware that the summary below does not give full effect to provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

General

Our Certificate authorizes the issuance of up to 200,000,000 shares of common stock, $0.0001 par value per share. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, in an uncontested election, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. Dividends may be paid in cash, in property or in shares of common stock. Declaration and payment of any dividend will be subject to the discretion of our Board of Directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, capital expenditure needs, debt repayment obligations, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders, and any other factors our Board of Directors may consider relevant.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of preferred stock that we may designate in the future.

Fully Paid and Non-assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Annual Stockholder Meetings

Our Certificate and Bylaws provide that annual stockholder meetings will be held at a date, place (if any), and time as exclusively selected by our Board of Directors. To the extent permitted under applicable law, we may, but are not obligated, to conduct our annual stockholder meetings by remote communications, including by webcast.

Preferred Stock

Our Board of Directors has the authority to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to any such issuance. Preferred stock will have such voting powers, whole or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our Board of Directors. The designations, powers, rights, and preferences of our preferred stock could include voting rights, dividend rights, dissolution rights, conversion rights, exchange rights, redemption rights, liquidation preferences, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as the likelihood that such holders will receive dividend payments or payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action. No shares of our preferred stock are currently issued and outstanding.

Description of Certain Provisions of the DGCL, and our Certificate of Incorporation and Bylaws

We are incorporated under the laws of the State of Delaware pursuant to the DGCL. The following is a description of certain provisions of the DGCL, our certificate of incorporation and our bylaws. The following is not a complete description of the DGCL, nor of our certificate of incorporation or our bylaws. Copies of our certificate of incorporation and bylaws are filed with the SEC as exhibits to the registration statement of which this prospectus is part.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which may have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging takeover attempts that might result in a premium over the market price of our common stock.

Section 203 of the DGCL prohibits an “interested stockholder” from engaging in a “business combination” with us for three years following the date such person becomes an “interested stockholder” unless:

(i)
prior to the time such person became an “interested stockholder,” our Board of Directors approved either the transaction which resulted in such person becoming an “interested stockholder” or the “business combination,”
(ii)
upon the consummation of the transaction by which such person became an “interested stockholder,” such “interested stockholder” owned at least 85% of our voting stock outstanding at the time of the commencement of such transaction (excluding certain shares held by certain persons), or
(iii)
at, or subsequent to such time, the “business combination” is approved by our Board of Directors and authorized by the affirmative vote of our stockholders holding at least 66.67% of the outstanding voting stock not owned by such “interested stockholder” at an annual or special meeting (not by consent in lieu of a meeting).

Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s outstanding voting stock; and a “business combination” includes (i) a merger or consolidation of the corporation (or any direct or indirect, majority-owned subsidiary) with the “interested stockholder” or with any other entity that is created by the “interested stockholder,” (ii) a sale, transfer, or other disposition of assets of the corporation (or any direct or indirect, majority-owned subsidiary of the corporation) having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of the outstanding stock of the corporation to, or with, the “interested stockholder” (other than proportionately as a stockholder of the corporation), (iii) a transaction resulting in the issuance or transfer by the corporation (or any direct or indirect, majority-owned subsidiary of such corporation) of stock of the corporation (or such subsidiary) to the “interested stockholder,” subject to certain exceptions, (iv) a transaction involving the corporation (or any direct or indirect, majority-owned subsidiary of such corporation) which has the effect of increasing the proportionate share of any class or series, or securities convertible into the stock of any class or series, of the corporation (or such subsidiary) which is owned by the “interested stockholder,” subject to certain exceptions, and (v) the receipt by the “interested stockholder” of a direct or indirect benefit (except proportionately as a stockholder of the corporation) of any loans, advances guarantees, pledges, or other financial benefits provided by or through the corporation (or any direct or indirect, majority-owned subsidiary of such corporation), subject to certain exceptions.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders (i) may be called at any time by the order of a majority of our entire Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (in the absence of a chief executive officer), and (ii) are required to be called by the Secretary upon the written request of the holders of record of at least twenty-five percent (25%) of the outstanding shares of our common stock, subject to, and in compliance with, the request, timing, information, and other requirements of our bylaws.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder nominations of candidates for election as directors, and the proposal of other business to be considered by our stockholders at an annual meeting.

Composition of our Board of Directors; Election and Removal of Directors; Filling Vacancies

Our certificate of incorporation provides that our directors be elected annually and that the number of directors constituting our Board of Directors is determined exclusively by resolution adopted by a majority of the Board of Directors. At a meeting of our stockholders at which a quorum is present, a plurality of the votes cast is sufficient to elect a nominee for election as director.

Under the DGCL, any or all of the directors of our Board of Directors may be removed, with or without cause, by the holders of a majority of our shares then entitled to vote at the election of directors held at our annual stockholder meeting. Our certificate of incorporation provides that any vacancies and newly-created directorships on our Board of Directors may be filled only by a vote of a majority of the directors then in office, even if less than a quorum or by a sole remaining director.

Amendment of the Certificate of Incorporation and Bylaws

Our certificate of incorporation may be amended in any manner permitted by the DGCL. Our certificate of incorporation confers upon our Board of Directors the power to adopt, amend, or repeal our bylaws and requires the affirmative vote of the holder of at least 66.67% of the voting power of all the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, for any amendment to our bylaws by our stockholders.

Limitations of Liability and Indemnification Matters

Our certificate of incorporation exculpates our directors for duty of care violations. Our certificate of incorporation also requires us to indemnify (and advance expenses to) our directors and officers to the fullest extent permitted by Delaware law, except (unless otherwise provided in our bylaws) with respect to a proceeding (or part thereof) commenced by a director or officer without authorization in the specific case by our Board of Directors.

Our bylaws also require us to indemnify our directors and officers to the fullest extent permitted by applicable law, except, subject to the exceptions provided in our bylaws, with respect to a proceeding (or part thereof) commenced by a director or officer without authorization in the specific case by our Board of Directors. Our bylaws also require us to advance expenses (including attorneys’ fees) covered by our directors and officers in defending a proceeding in advance of its disposition, subject to, if required by applicable law, the provision of an undertaking to repay all amounts advanced if it is ultimately determined that such person is not intended to be indemnified under our bylaws or otherwise.

The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person or entity against such expense, liability or loss under the DGCL.

Securities Exchange Listings

Shares of our common stock are listed on The Nasdaq Stock Market LLC under the symbol “RCEL.” Our CHESS Depositary Interests (“CDIs”) are quoted on the Australian Securities Exchange (“ASX”) under the ticker code, “AVH.” One share of common stock on Nasdaq is represented by five CDIs on the ASX.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A, and its address is 250 Royall St., Canton, Massachusetts 02021.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may offer shares of our preferred stock from time to time, in one or more series of preferred stock. Pursuant to our Certificate, we have the authority to issue 10,000,000 shares of preferred stock, $0.0001 par value. As of March 30, 2026, we had no shares of preferred stock outstanding. Our Board of Directors may, without action by stockholders, issue one or more series of preferred stock. The Board of Directors may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock, and reduce the likelihood that common stockholders will receive dividend payments or payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter, or prevent a change of control of the Company.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. If we offer preferred stock, we will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance; and you should read such certificate of designation for provisions that may be important to you.

The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms may include some, or all, of the following:

• the title of the preferred stock;

• the maximum number of shares of the series of preferred stock;

• the dividend rate, if any, or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

• any liquidation preference;

• any optional redemption provisions;

• any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

• any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

• any voting rights; and

• any other preferences and relative, participating, optional or other special rights or any qualifications, limitations, or restrictions on the rights of the shares.

Any shares of preferred stock we issue will, at the time of issuance, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently in an offering or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent which will be named in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete and will only be complete when described in any prospectus supplement. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

A prospectus supplement relating to any warrants that we are offering will include specific terms which will include some or all of the following:

• the title of the warrants;

• the aggregate number of warrants offered;

• the designation, number, and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

• the exercise price of the warrants;

• the dates or periods during which the warrants are exercisable;

• the designation and terms of any securities with which the warrants are issued;

• if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

• if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

• any minimum or maximum amount of warrants that may be exercised at any one time; and

• any terms, procedures, and limitations relating to the transferability, exchange or exercise of the warrants.

Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

• shorten the period of time during which the warrants may be exercised; or

• otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent, as described in the prospectus supplement, will act solely as our agent in connection with the warrants and will not assume any relationship of agency or trust, or any obligations, for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS WE MAY OFFER

We may also issue units comprised of one or more of the other securities described above in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held, or transferred separately, at any time before a specified date.

We have summarized material provisions of the units and the unit agreements below. This summary is not complete and will be complete as described in a prospectus supplement. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

A prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

• the designation and terms of the units and the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

• any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

• whether such units will be issued in fully registered or global form.

CHESS DEPOSITARY INTERESTS

Any shares of common stock, or preferred stock, warrants or units that we offer that are otherwise convertible or exercisable into common stock may be issued in Australia in the form of CDIs or securities convertible or exchangeable into CDIs. If an offering includes such securities, it will be further described in a prospectus supplement.

Our CDIs are quoted on the ASX under the ticker code, “AVH.” One share of common stock on Nasdaq is represented by five CDIs on the ASX.

PLAN OF DISTRIBUTION

We may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

• transactions on Nasdaq or the ASX in accordance with each exchange's respective rules, or on any other organized market where the securities may be traded;

• in the over-the-counter market;

• in privately negotiated transactions, including block trades or block sales within the meaning of Rule 10b-18(a)(50) of the Exchange Act;

• through broker-dealers, who may act as agents or principals;

• through one or more underwriters on a firm commitment or best-efforts basis;

• in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act;

• in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• through offerings of securities exchangeable, convertible or exercisable for the securities;

• directly to one or more purchasers;

• through agents; or

• through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

• the name or names of any underwriters, broker-dealers or agents;

• the purchase price of the securities and the proceeds to be received by us from the sale;

• any discounts, commissions, concessions, and other items constituting underwriters’ or agents’ compensation;

• any public offering price;

• any discounts, commissions or concessions allowed or re-allowed, or paid to dealers;

• any additional risk factors applicable to the securities that we propose to sell; and

• any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities, or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts, concessions or commissions, and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and/or commissions from purchasers for whom they may act as agents. The prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of the securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for, us and/or our affiliates.

Each series of the securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on Nasdaq, and our CDIs which are listed on the ASX. Any common stock sold will be listed on Nasdaq upon official notice of issuance. Any CDIs sold will be listed on the ASX in accordance with that exchange’s rules and regulations. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock, preferred stock, warrants, or units, as applicable, offered hereby will be passed upon for us by K&L Gates LLP, 300 South Tryon Street, Suite 1000, Charlotte, NC 28202. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, our independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time the securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC on February 12, 2026;

• A description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K as filed with the SEC on February 12, 2026, including any Amendment or reports filed for the purpose of updating this description;

• Our Current Reports on Form 8-K dated January 5, 2026 and January 13, 2026; and

• All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of any or all of the documents that are incorporated by reference in this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference in such documents, at no cost, by writing or telephoning us at the following address or phone number:

AVITA Medical, Inc.

28159 Avenue Stanford

Suite 220

Valencia, CA 91355

(661) 367-9170

Attn: Nicole Kelsey, Chief Legal and Compliance Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Company. All such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$1,084
Legal and accounting fees and expenses	*
Miscellaneous	*

Total	*

* These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

Our certificate of incorporation requires us to indemnify (and advance expenses to) our directors and officers to the fullest extent permitted by Delaware law, except (unless otherwise provided in our bylaws), with respect to a proceeding (or part thereof) commenced by a director or officer without authorization in the specific case by our Board of Directors. Our bylaws also require us to indemnify our directors and officers to the fullest extent permitted by applicable law, except, subject to the exceptions provided in our bylaws, with respect to a proceeding (or part thereof) commenced by a director or officer without authorization in the specific case by our Board of Directors.

The Company provides officers’ and directors’ liability insurance for its officers and directors.

Item 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement **

3.1	Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Form 8-K12G of the Company filed June 30, 2020.)

3.2	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of the Form 10-KT filed on February 28, 2022)

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed on May 15, 2025)

3.4	Certificate of Designation of Preferred Stock **

4.1	Form of Preferred Stock Certificate **

4.2	Form of Warrant Agreement (including form of Warrant Certificate) **

4.3	Form of Unit Agreement (including form of Unit Certificate) **

5.1	Opinion of K&L Gates LLP as to the legality of the securities being issued*

23.1	Consent of Grant Thornton LLP*

23.2	Consent of K&L Gates LLP (included within Exhibit 5.1)*

24	Power of Attorney (included in the signature page hereto)

107	Filing Fee Table*

* Filed herewith.

** To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the issuance of the securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Valencia, California, on March 31, 2026.

AVITA MEDICAL, INC.

By:	/s/ Cary Vance
Cary Vance
Interim Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Cary Vance and David O'Toole, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on March 31, 2026.

/s/ Cary Vance Cary Vance	Interim Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ David O'Toole David O'Toole	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jan Stern Reed Jan Stern Reed	Lead Independent Director

/s/ Jeremy Curnock Cook Jeremy Curnock Cook	Director

/s/ Professor Suzanne Crowe Suzanne Crowe	Director

/s/ Robert McNamara Robert McNamara	Director

/s/ Dr. Michael Tarnoff Michael Tarnoff	Director

/s/ Joe Woody Joe Woody	Director